UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14c of the

Securities Exchange Act of 1934

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FC Global Realty Incorporated

(Name of Registrant as Specified In Its Charter)

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FC GLOBAL REATY INCORPORATED

40 Ramland Road South, Suite 200

Orangeburg, NY 10962

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying Information Statement is furnished to holders of shares of Common Stock of FC Global Realty Incorporated (“our company”,” “our,” “we” or “us”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, in connection with the approval by written consent of the holders of a majority of our issued and outstanding voting shares. The purpose of this Notice and Information Statement is to notify our stockholders that, on April 18, 2018, we received written consents from stockholders to approve the following:

1.	an amendment to our amended and restated articles of incorporation to change the name of our company to Kona International Group, Inc.;

2.	the FC Global Realty Incorporated 2018 Equity Incentive Plan; and

3.	the issuance of shares of our Common Stock to Opportunity Fund I-SS, LLC (“OFI”) (i) upon the conversion of shares of our Series B Preferred Stock issued and issuable to OFI in accordance with the terms of that certain Securities Purchase Agreement, dated December 22, 2017, between our company and OFI, and (ii) in accordance with the terms of that certain Cancellation and Exchange Agreement, dated April 20, 2018, between our company and OFI.

Our board of directors approved all of these matters and recommended that our stockholders approve them as well. In connection with the adoption of these matters, our board of directors elected to seek the written consent of the holders of a majority of our outstanding voting shares in order to reduce associated costs and implement the proposals in a timely manner.

This Notice and the accompanying Information Statement are being furnished to you to inform you that the foregoing actions have been approved by the holders of, or persons able to direct the vote of, a majority of our issued and outstanding voting shares. The board of directors is not soliciting your proxy in connection with these actions and proxies are not requested from stockholders.

The corporate actions set forth above will not become effective before a date which is 20 days after this Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by a majority of the holders of our voting stock.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michele Pupach
Michele Pupach
Secretary

[  ], 2018

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT [  ], 2018

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

FC GLOBAL REATY INCORPORATED

40 Ramland Road South, Suite 200

Orangeburg, NY 10962

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being furnished on or about [ ], 2018 to the holders of record of the Common Stock of FC Global Realty Incorporated (“our company”,” “our,” “we” or “us”) as of April 18, 2018 (the “Record Date”) in connection with actions by written consents of the holders of a majority of our issued and outstanding voting shares taken without a meeting to approve the actions described in this Information Statement.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

Our board of directors approved all of the actions described in this Information Statement and recommended that our stockholders approve them as well. In connection with the adoption of these matters, our board of directors elected to seek the written consent of the holders of a majority of our outstanding voting shares in order to reduce associated costs and implement the proposals in a timely manner. On April 18, 2018, we received written consents from the requisite stockholders as described in this Information Statement.

Such consents are sufficient under Section 78.320 of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws to approve such actions. Accordingly, the actions will not be submitted to the other stockholders of our company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

VOTING REQUIREMENTS

Pursuant to our amended and restated articles of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Pursuant to our amended and restated articles of incorporation and amended and restated bylaws, approval of the actions described in this Information Statement at a meeting would require the affirmative vote of at least a majority of the total number of shares of our outstanding Common Stock and Series B Preferred Stock, voting together as a single class.

Holders of shares of Common Stock are entitled to one (1) vote per share. As of the Record Date, there were 11,868,619 shares of Common Stock issued and outstanding. Holders of shares of Series B Preferred Stock are entitled to 0.892857142857143 votes per share, provided that until the actions described herein become effective (20 calendar days following the date on which this Information Statement is first mailed to our stockholders), the holders of shares Series B Preferred Stock may only vote 2,372,536 shares due to certain limitations described herein. Therefore, a total of 14,241,155 shares were entitled to vote on the matters set forth in this Information Statement, subject to certain exceptions described below.

NAME CHANGE

On April 18, 2018, our board of directors approved an amendment to our amended and restated articles of incorporation to change the name of our company to “Kona International Group, Inc.”

Reasons for the Name Change

Our board determined that the change of the name of our company to Kona International Group, Inc. is preferable to our existing name for business development purposes, marketing purpose and to differentiate ourselves First Capital Real Estate Investment Trust and its affiliates, which no longer own a significant interest in our company. Following the name change, the new symbol for the trading of our common stock on the Nasdaq Capital Market will be “KIG.”

No Dissenters’ Rights

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the approval of the name change.

Consenting Stockholders

The approval of the name change required the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock and Series B Preferred Stock eligible to vote, voting together as a single class. On April 18, 2018, our directors Bob Froehlich, Dennis M. McGrath and Dolev Rafaeli, as well as stockholders Yoav Ben-Dror and Opportunity Fund I-SS, LLC (“OFI”), collectively holding 8,592,972 shares, or 60.34% of the shares eligible to vote on this matter as of the Record Date, consented in writing to approval of the name change.

2018 EQUITY INCENTIVE PLAN

Overview

On April 18, 2018, our board of directors adopted the FC Global Realty Incorporated 2018 Equity Incentive Plan (the “Plan”). Long-term incentives have been a critical component of our compensation programs and are intended to reward our employees for long-term sustained performance that is aligned with stockholder interests. Our board approved the Plan for grants of restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants.

Adoption of the Plan was needed to replenish the pool of shares available for the grant of stock-based compensation. As of the Record Date, no shares remained available for grant under our Amended and Restated 2005 Equity Compensation Plan and only 71,865 shares remained available for grant under our Amended and Restated 2000 Non-Employee Director Stock Option Plan.

The Plan incorporates key corporate governance practices, including the following:

●	limits the number of shares available to 5,000,000, which represents approximately 23.77% of our issued and outstanding Common Stock on a fully-diluted basis (assuming conversion of all outstanding preferred stock and all other securities that are exercisable or exchangeable for, or convertible into, our Common Stock) as of the Record Date;

●	all shares granted in connection with awards other than options and stock appreciation rights count as two (2) shares against the share limit;

●	the price of any option may not be altered or repriced without stockholder approval;

●	discounted stock options and stock appreciation rights are prohibited;

●	reload options are not permitted;

●	performance goals may be imposed on grants;

●	no ability of participants to receive dividend payments with respect to restricted stock until the shares are vested;

●	liberal share counting is not permitted; and

●	payment of the exercise price or applicable taxes made by delivery of shares, or withholding of shares, in satisfaction of a participant’s obligation, will not result in additional shares becoming available for subsequent awards under the Plan.

The Plan was submitted to stockholders for approval in order to qualify certain awards made to certain officers as deductible for federal income tax purposes under the federal income tax rules applicable to incentive stock options.

Our board believes equity compensation is an important component of our compensation programs. Our ability to attract, retain and motivate top quality employees is material to our success, and we believe we can better achieve these objectives with grants made under the Plan. In addition, our board believes that the interests of both our and our stockholders are advanced by affording our employees, officers and directors the opportunity to acquire or increase their proprietary interests in our company.

Significant Features of the Plan

The following is a summary of certain significant features of the Plan. The information which follows is subject to, and qualified in its entirety by reference to, the Plan document, which is attached to this Information Statement as Annex A. We urge you to read the Plan in its entirety.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our Common Stock and the award holder’s continuing service with our company.

Stock options give the option holder the right to acquire from us a designated number of shares of Common Stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the Common Stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights (“SARs”), which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of Common Stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of Common Stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our Common Stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our Common Stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of Common Stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the Plan are described in more detail as follows:

Purposes of Plan: The purposes of the Plan are to: attract and retain officers, employees and directors for our company and its subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our Common Stock.

Administration of the Plan: Administration of the Plan is entrusted to the compensation committee of the board of directors (the “Committee”). Among other things, the Committee has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The Committee has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those officers, employees, consultants, and directors of our company and its subsidiaries who are selected by the Committee administering the Plan.

Shares Available Under the Plan: The maximum number of shares of our Common Stock that may be delivered to participants under the Plan is 5,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options:

General. Subject to the provisions of the Plan, the Committee has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Committee may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Committee at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Committee, by actual or constructive delivery of shares of Common Stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Committee at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Committee and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the Common Stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock awards can also be granted under the Plan. A stock award is a grant of shares of Common Stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the Committee shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of Common Stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the Committee.

Section 162(m) of the Code: Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1.0 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer) determined at the end of each year, referred to as covered employees.

Performance Criteria: Under the Plan, one or more of the following performance criteria will be used by the Committee in establishing performance goals:

●	net earnings or net income (before or after taxes);

●	basic or diluted earnings per share (before or after taxes);

●	net revenue or net revenue growth;

●	gross revenue;

●	gross profit or gross profit growth;

●	net operating profit (before or after taxes);

●	return on assets, capital, invested capital, equity, or sales;

●	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

●	earnings before or after taxes, interest, depreciation and/or amortization;

●	gross or operating margins;

●	improvements in capital structure;

●	budget and expense management;

●	productivity ratios;

●	economic value added or other value added measurements;

●	share price (including, but not limited to, growth measures and total shareholder return);

●	expense targets;

●	margins;

●	operating efficiency;

●	working capital targets;

●	enterprise value;

●	safety record;

●	completion of acquisitions or business expansion;

●	achieving research and development goals and milestones;

●	achieving product commercialization goals; and

●	other criteria as may be set by the Committee from time to time.

Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee deems appropriate.

In determining the actual size of an individual performance compensation award, the Committee may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the Committee. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Committee to the number of shares covered by outstanding awards or to the exercise price of such awards. The Committee is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the Committee at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our Board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

Federal Income Tax Consequences of Awards: The following is based on current laws, regulations and interpretations, all of which are subject to change. It does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Stock Options. In general, the grant of a stock option will not be a taxable event to the recipient and will not result in a tax deduction to us. The tax consequences resulting from an exercise of a stock option and the subsequent disposition of the shares acquired upon the exercise depends, in part, on whether the option is an incentive stock option or a non-qualified stock option. Upon the exercise of a non-qualified stock option, the holder will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares received upon exercise over the exercise price (the “spread”). We will be able to claim a tax deduction for this spread, provided we satisfy compensation reporting requirements under the Code and are not otherwise precluded from taking a deduction because of Section 162(m) deduction limitations described below. Any gain or loss upon the subsequent sale or exchange of the shares by the holder will be capital gain or loss, long term or short term, depending upon the holding period for the shares. Upon the exercise of an incentive stock option, a holder will generally not recognize taxable income and no tax deduction will be available to us, provided the option is exercised when the holder is an employee or, in certain circumstances, within a limited time thereafter. The difference between the exercise price and the fair market value of the shares on the date of exercise is treated by the holder as an item of adjustment for purposes of the alternative minimum tax. If the shares acquired upon an exercise of an incentive stock option are subsequently sold by the holder and such sale takes place after the statutory “holding period” (which is the later of two years from the date of grant or one year after the date of exercise), the gain or loss realized will be the difference between the sales price and the exercise price and will be treated as a long term capital gain or loss. If the sale takes place prior to expiration of the holding period, the holder of the shares will recognize ordinary income at the time of sale equal to the spread and we will be entitled to a tax deduction in equal amount. The remaining gain to the holder, if any, will be capital gain, either long term or short term.

Stock Appreciation Rights. No taxable income will be realized by a recipient in connection with the grant of a SAR. Generally, when the holder of a SAR exercises the SAR, the amount of cash or the fair market value of the shares received upon exercise will be ordinary compensation income to the holder and we will be entitled to a corresponding tax deduction, subject to Section 162(m).

Restricted Shares. An award of restricted shares, like the grant of an option, is not taxable to the recipient. The holder of restricted shares generally will recognize ordinary compensation income at the time the restrictions on the shares lapse, which is the vesting date thereof, based on the fair market value of our shares on that date. Subject to the Section 162(m) limitations, this amount is deductible for federal income tax purposes by us. Dividends paid with respect to restricted shares prior to vesting will be taxable as ordinary compensation income to the holder (not as “qualifying dividends”) and will be deductible by us. A holder of restricted shares may elect under Section 83(b) of the Code, in lieu of the treatment described above, to take immediate recognition of income at the time the shares are received. In that event, the holder will recognize ordinary compensation income equal to the fair market value of the shares at the date of grant, which amount will be deductible by us, and dividends subsequently paid to the holder with respect to the shares will be taxable to the holder as “qualifying dividends” and will not be deductible by us.

Other Awards. Cash awards are generally taxable as ordinary compensation income in the year of receipt and will be deductible as such by us. Restricted stock units, deferred cash awards and other types of deferred awards are subject to Section 409A of the Code regarding non-qualified deferred compensation plans. We intend to use reasonable efforts to design any such awards in a manner that avoids Section 409A of the Code or that complies with Section 409A of the Code.

Potential Limitation on Company Deductions. We will generally be entitled to a tax deduction in connection with awards in an amount equal to the ordinary income recognized by a recipient at the time the recipient realizes such income, subject to Section 162(m) limitations of the Code, as discussed elsewhere in this proxy statement.

Recognition of Compensation Expense. In accordance with Statement of Financial Accounting Standards No.123R, “Share-Based Payment,” we are required to recognize compensation expense in our income statement for the grant-date fair value of stock options and other equity-based compensation issued to our employees and directors, the amount of which can only be determined at the time of grant.

New Plan Benefits

On December 22, 2017, we entered into employment agreements with Mr. Vineet P. Bedi, our new Chief Executive Officer, and Mr. Matthew Stolzar, our new Chief Financial Officer and Chief Investment Officer. Under the employment agreements, we agreed to grant to Messrs. Bedi and Stolzar options to purchase up to 650,000 shares and 352,912 shares of our Common Stock, respectively, upon approval by our stockholders of an expansion of our stock plan.

The following table sets forth the benefits or amounts that will be received by Messrs. Bedi and Stolzar under the Plan.

FC Global Realty Incorporated 2018 Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Shares
Vineet P. Bedi, Chief Executive Officer	N/A	650,000
Matthew Stolzar, Chief Financial Officer and Chief Investment Officer	N/A	352,912

(1)	The exercise price for the stock options will be equal to the fair market value of the shares on the date of grant.

Additional future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, consultants and non-employee directors under the Plan.

No Dissenters’ Rights

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the approval of the Plan.

Consenting Stockholders

The approval of Plan required the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock and Series B Preferred Stock eligible to vote, voting together as a single class. On April 18, 2018, our directors Bob Froehlich, Dennis M. McGrath and Dolev Rafaeli, as well as stockholders Yoav Ben-Dror and OFI, collectively holding 8,592,972 shares, or 60.34% of the shares eligible to vote on this matter as of the Record Date, consented in writing to approval of the Plan.

STOCK ISSUANCE

Overview

On December 22, 2017, we entered into a securities purchase agreement (the “Purchase Agreement”) with OFI, under which OFI may invest up to $15,000,000 in our company in a series of closings, in exchange for which OFI will receive shares of our Series B Preferred Stock at a purchase price of $1.00 per share.

On December 22, 2017, we completed the first closing under the Purchase Agreement, pursuant to which OFI provided $1,500,000 to us in exchange for 1,500,000 shares of Series B Preferred Stock. On January 24, 2018, we completed a second closing under the Purchase Agreement, pursuant to which OFI provided $2,225,000 to us in exchange for 2,225,000 shares of Series B Preferred Stock. Under the Purchase Agreement, OFI may, but is not obligated to, make additional investments in one or more subsequent closings until an aggregate amount of $15,000,000 has been invested or the Purchase Agreement has been terminated in accordance with its terms.

On April 20, 2018, we entered into a Cancellation and Exchange Agreement (the “Exchange Agreement”) with OFI, pursuant to which the parties agreed to complete a third closing under the Purchase Agreement, pursuant to which OFI agreed to provide $2,000,000 to us in exchange for 2,000,000 shares of Series B Preferred Stock. In addition, OFI agreed to cancel 95,770 shares of our Series A Convertible Preferred Stock held by it, in exchange for which we agreed to issue 5,382,274 shares of our Common Stock to OFI (the “Additional Shares”), subject to stockholder approval. The third closing will take place within three (3) days after our mailing of this Information Statement to our stockholders.

Under the Purchase Agreement, the proceeds from the first closing were to be used for working capital and general corporate purposes, the proceeds from the second closing were to be used to perform due diligence and invest in Income Generating Properties (as defined in the Purchase Agreement) that have been approved by our board of directors, and proceeds from subsequent closings were to be used to invest in Income Generating Properties (as defined in the Purchase Agreement) that have been approved by our board of directors or as otherwise agreed to between us and OFI in writing prior to such subsequent closings. On March 16, 2018, we and OFI entered into a letter agreement, pursuant to which OFI agreed that we may use all proceeds for the purposes and uses described in a budget agreed to between us and OFI at the time the letter agreement was signed. In connection with such letter agreement, we agreed to provide OFI, on a quarterly basis, on or prior to 15 days after the end of each quarter, a report that describes, in reasonable detail, the actual expenses incurred, and payments made during such period compared to the expenses and payments specified in the budget for such period, certified by our Chief Financial Officer.

The terms of the Series B Preferred Stock are governed by a certificate of designation (the “Series B Certificate of Designation”) filed by us with the Nevada Secretary of State on December 22, 2017. Pursuant to the Series B Certificate of Designation, we designated 15,000,000 shares of our preferred stock as Series B Preferred Stock. Following is a summary of the material terms of the Series B Preferred Stock:

●	Dividends. Holders of shares of Series B Preferred Stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on our outstanding Common Stock at the per annum rate of 8% of the Series B Original Issue Price (as defined below). Dividends on each share of Series B Preferred Stock will accrue daily and be cumulative from December 22, 2017 (the “Series B Original Issue Date”) and shall be payable upon the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of our company (each, a “Liquidation Event”), a conversion or a redemption. The “Series B Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. Holders shall also be entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis regardless of whether the Series B Preferred Stock is then convertible) to and in the same form as dividends actually paid on shares of our Common Stock when, as and if such dividends are paid on shares of the Common Stock.

●	Liquidation. In the event of (i) a Liquidation Event or (ii) a merger or consolidation (other than one in which our stockholders own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of our assets (each, a “Deemed Liquidation Event”), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to stockholders before any payment shall be made to the holders of our Common Stock, Series A Convertible Preferred Stock or any other class of securities authorized that is specifically designated as junior to the Series B Preferred Stock (the “Junior Securities”) by reason of their ownership thereof, but pari passu with the holders of shares of any class of securities authorized that is specifically designated as pari passu with the Series B Preferred Stock (the “Parity Securities”) on a pro rata basis, an amount per share equal to the Series B Original Issue Price, plus any accrued dividends thereon. If upon any such Liquidation Event or Deemed Liquidation Event, our assets available for distribution to stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled and the holders of Parity Securities the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and the holders of shares of Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon a Liquidation Event or a Deemed Liquidation Event, in the event that following the payment of such liquidation preference we shall have additional cash and other assets of available for distribution to stockholders, then the holders of shares of Series B Preferred Stock shall participate pari passu with the holders of shares of Parity Securities and Junior Securities based on the then current conversion rate with respect to all remaining distributions, dividends or other payments of cash, shares or other assets and property of our company, if any.

●	Voting Rights. Pursuant to the Series B Certificate of Designation, on any matter presented to our stockholders for their action or consideration, each holder of Series B Preferred Stock was entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter; provided that, pursuant to a supplemental agreement entered into between us and OFI on April 20, 2018, the voting rights of the Series B Preferred Stock were limited to the number of votes that is equal to the quotient of the aggregate investment amount invested to purchase the Series B Preferred Stock divided by $1.12, or 0.892857142857143 votes per share (subject to the conversion limitations described below). Except as provided by law or by the other provisions of the Series B Certificate of Designation, the holders shall vote together with the holders of shares of Common Stock as a single class. However, as long as any shares of Series B Preferred Stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock (the “Requisite Holders”), (i) issue any class of equity securities that is senior in rights to the Series B Preferred Stock, (ii) issue any Parity Securities, (iii) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (iv) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (v) except pursuant to the redemption provisions of Parity Securities, redeem any shares of our preferred stock or Common Stock (other than pursuant to employee or consultant agreements giving us the right to repurchase shares at the original cost thereof upon the termination of services and provided that such repurchase is approved by our Board of Directors), or (vi) enter into any agreement with respect to any of the foregoing.

●	Conversion. Each share of Series B Preferred Stock plus accrued, but unpaid, dividends thereon (the “Aggregate Preference Amount”) shall be convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of Common Stock determined by a formula (computed on the date of conversion), (i) the numerator of which is equal to the Aggregate Preference Amount and (ii) the denominator of which is equal to the quotient of the Conversion Price divided by $1.33. The “Conversion Price” for the Series B Preferred Stock shall initially be equal to $0.8684, subject to adjustment as described in the Series B Certificate of Designation. In addition, upon the earlier to occur of: (i) a Deemed Liquidation Event or (ii) if there has not been a breach or default by us under the Purchase Agreement that has occurred and is continuing, May 31, 2018, each share of Series B Preferred Stock plus accrued, but unpaid, dividends thereon shall be automatically converted into that number of shares of Common Stock determined by dividing $1.33 by the Conversion Price. Notwithstanding the forgoing, if we have not obtained approval from our stockholders, then we may not issue, upon conversion of the Series B Preferred Stock, a number of shares of Common Stock which would exceed 19.99% of the issued and outstanding shares of Common Stock on the Series B Original Issue Date, or 2,383,965 shares (the “Issuable Maximum”). Each holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (i) the Series B Original Issue Price of such holder’s Series B Preferred Stock by (ii) the aggregate Series B Original Issue Price of all Series B Preferred Stock issued to all holders. We obtained stockholder approval of such issuance, which will be effective 20 days after this Information Statement is first mailed to our stockholders.

●	Redemption. If (i) there is a breach by us of any of our representations and warranties contained in Sections 3.1(a) (Subsidiaries), 3.1(b) (Organization and Qualification), 3.1(c) (Authorization; Enforcement), 3.1(d) (No Conflicts), 3.1(f) (Issuance of the Shares), 3.1(g) (Capitalization), or 3.1(n) (Taxes) of the Purchase Agreement that has not been cured within 30 days after the date of such breach or (ii) Stockholder Approval (as defined in the Series B Certificate of Designation) has not been obtained by March 31, 2018 (each event, a “Redemption Event”), then each holder of Series B Preferred Stock may, at its option, require us to redeem any or all of the shares of Series B Preferred Stock held by such holder at a price per share equal to $1.33, plus accrued, but unpaid, dividends through and including the date of such redemption. We must provide a notice (an “Event Notice”) to each holder of the occurrence of a Redemption Event of the kind described in (i) above (a “Breach Event”) as soon as practicable after becoming aware of such Breach Event, but in any event, not later than fifteen (15) days after such Breach Event and such notice shall provide a reasonable description of such Breach Event. A holder must send written notice of redemption (a “Redemption Notice”) to us within ninety (90) days after (i) we provide such holder an Event Notice with respect to a Breach Event or (ii) the occurrence of a Redemption Event of the kind described in (ii) above. For the avoidance of doubt, if we do not timely provide an Event Notice, the holder shall nevertheless have the right to deliver a Redemption Notice in connection with any Redemption Event. If a holder fails to send a Redemption Notice on prior to the 90th day after the occurrence of any Redemption Event, then such holder will lose such holder’s right to redemption with respect to the particular Redemption Event, but not any other Redemption Event. The Stockholder Approval will be effective 20 days after this Information Statement is first mailed to our stockholders.

The Purchase Agreement is subject to the usual pre- and post-closing representations, warranties and covenants. In addition, we agreed that, so long as the shares of Series B Preferred Stock purchased by OFI are outstanding, our debt (as defined by U.S. generally accepted accounting principles) shall not exceed 45% of our fixed assets without the prior written consent of the Requisite Holders. We also agreed to nominate two (2) directors to our board of directors upon request of OFI.

On December 22, 2017, in connection with the Purchase Agreement, we entered into a registration rights agreement (the “OFI Registration Rights Agreement”) with OFI, pursuant to which we agreed to register all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock (the “Registrable Securities”) under the Securities Act. We agreed to file a registration statement covering the resale of such Registrable Securities within 30 days of the first closing and cause such registration statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than 120 days following the filing date if such registration statement is filed on Form S-3 or 150 days if such registration statement is filed on Form S-1. If such registration statement is not filed or declared effective by the SEC on or prior to such dates, or if after such registration statement is declared effective, without regard for the reason thereunder or efforts therefor, such registration statement ceases for any reason to be effective for more than an aggregate of 30 trading days during any 12-month period, which need not be consecutive, then in addition to any other rights the holders of Series B Preferred Stock may have under the OFI Registration Rights Agreement or under applicable law, we shall pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the product obtained by multiplying (x) the Series B Original Issue Price by (y) the number of shares of Registrable Securities held by the holder (the “Investment Amount”); provided that, in no event will we be liable for liquidated damages in excess of 1.0% of the Investment Amount in any single month and that the maximum aggregate liquidated damages payable to the holders under the OFI Registration Rights Agreement shall be ten percent (10%) of the Investment Amount. On January 23, 2018, we filed a registration statement on Form S-3 to register the shares issued to OFI in the first closing. OFI waived its right to liquidated damages in connection with the late filing of such registration statement.

Under the Purchase Agreement, we also agreed to indemnify and hold OFI and its successors and permitted assignees (the “Investor Indemnified Parties”) harmless from, any and all Damages (as defined below) incurred or suffered by such Investor Indemnified Party arising out of any inaccuracy or other breach of any representation or warranty of our company in any of the Transaction Documents (as defined in the Purchase Agreement) or any breach of covenant or agreement made by us in any of the Transaction Documents. “Damages” means the amount of (i) the sum of the aggregate amount of all damages, losses, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties, but excluding any incidental, indirect or consequential damages, losses, liabilities or expenses; (ii) multiplied by the Indemnity Gross Up Factor. The “Indemnity Gross Up Factor” is equal to X divided by Y, where X is equal to 1 and Y is equal to 1 minus a fraction, the numerator of which is equal to the number of shares of Common Stock held by OFI, determined and on a fully diluted basis assuming the full conversion of shares of Series B Preferred Stock that OFI is then entitled to convert; and the denominator of which is the number of shares of Common Stock determined on a fully diluted basis. Notwithstanding the foregoing, no Investor Indemnified Party shall be entitled to indemnification unless and until the aggregate Damages incurred in respect of all claims collectively exceeds $50,000 whereupon Investor Indemnified Parties shall only be entitled to indemnification for all such Damages in excess of such $50,000 threshold.

The Purchase Agreement may be terminated by the written agreement of us and OFI, or by us or OFI if the final closing does not take place prior to December 31, 2018.

Please see our Current Reports on Form 8-K filed with the SEC on December 29, 2017 and April 20, 2018 for more information, as well as copies of the Purchase Agreement and Exchange Agreement.

Reasons for Stockholder Approval

Our Common Stock is traded on the Nasdaq Capital Market, so we are subject to Nasdaq’s Listing Rules. The issuance of securities under the Purchase Agreement and Additional Shares under the Exchange Agreement, implicates certain of Nasdaq’s Listing Rules requiring prior stockholder approval in order to maintain our listing on the Nasdaq Capital Market, including:

●	Nasdaq Listing Rule 5635(a), which requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; and

●	Nasdaq Listing Rule 5635(b), which requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer.

In order to comply with these Nasdaq Listing Rules, we would need to obtain the approval of our stockholders prior to the issuance of all securities as contemplated by the Purchase Agreement and the Additional Shares under the Exchange Agreement.

Interests of Certain Persons

OFI has made certain loans to First Capital Real Estate Trust Incorporated or one of its affiliates under a separate transaction. At the time of the OFI transaction with our company, Suneet Singal was Chief Executive Officer and a member of our board of directors and was also the Chief Executive Officer of First Capital Real Estate Trust Incorporated. Accordingly, the Purchase Agreement was considered an interested party transaction and was approved by a majority of our non-interested directors.

No Dissenters’ Rights

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the approval of the issuance of shares under the Purchase Agreement and the Exchange Agreement.

Consenting Stockholders

The approval of the issuance of shares under the Purchase Agreement and the Exchange Agreement required the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock and Series B Preferred Stock eligible to vote, voting together as a single class; provided that OFI was not entitled to vote on this matter. On April 18, 2018, our directors Bob Froehlich, Dennis M. McGrath and Dolev Rafaeli, as well as stockholder Yoav Ben-Dror, collectively holding 6,220,436 shares, or 52.41% of the shares eligible to vote on this matter as of the Record Date, consented in writing to approval of the issuance of shares under the Purchase Agreement and the Exchange Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of our voting stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 40 Ramland Road South, Suite 200, Orangeburg, NY 10962.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Common Stock(2)	Percent of Series B Preferred Stock(3)	Percent of Total Voting Stock(4)
	Common Stock	Series B Preferred Stock
Vineet P. Bedi, Chief Executive Officer	0	0	*	*	*
Matthew Stolzar, Chief Financial Officer	0	0	*	*	*
Bob Froehlich, Chairman of the Board	58,159	0	*	*	*
Richard J. Leider, Director	0	0	*	*	*
Dennis M. McGrath, Director (5)	1,068,128	0	8.97%	*	7.48%
Dolev Rafaeli, Director (6)	3,355,900	0	28.19%	*	23.50%
Michael R. Stewart, Director	0	0	*	*	0.00%
All directors and officers as a group (7 persons named above)	4,482,187	0	37.52%	*	31.31%
Yoav Ben-Dror 66 Pinkas st Tel Aviv 6215719 Israel	1,814,639	0	15.29%	*	12.74%
Opportunity Fund I-SS, LLC (7) c/o OP Fund I Manager, LLC 2481 Sunrise Blvd, Suite 200 Gold River, CA 95670	879,234	3,725,000	7.41%	100%	22.83%
Suneet Singal (8) 410 Park Ave, 14th Floor New York, NY 10022	1,000,000	0	8.43%	*	7.02%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

(2)	Based on 11,868,619 shares of our Common Stock outstanding as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Based on 3,725,000 shares of our Series B Preferred Stock outstanding as of the Record Date. Holders of shares of Series B Preferred Stock are entitled to 0.892857142857143 votes per share and vote with the holders of Common Stock on all matters; provided that, until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders, the holders of shares Series B Preferred Stock may only vote 2,372,536 shares due to certain limitations described herein.

(4)	Percentage of Total Voting Stock represents total ownership with respect to all shares of our Common Stock and Series B Preferred Stock, as a single class. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(5)	Includes 1,029,238 shares of Common Stock and vested options to purchase 38,890 shares of Common Stock.

(6)	Includes 3,318,400 shares of Common Stock and vested options to purchase 37,500 shares of Common Stock.

(7)	Kristen Pigman is the Director of OP Fund I Manager, LLC, which is the member and manager of Opportunity Fund I-SS, LLC, and has voting and dispositive power over the securities held by it. Ms. Pigman disclaims beneficial ownership of such securities.

(8)	Represents 1,000,000 shares of restricted Common Stock that are subject to vesting as follows: 666,667 shares vested on December 22 2017, 333,333 shares will vest on December 22, 2018 and 333,334 shares will vest on December 22, 2019.

On December 22, 2017, we entered into the Purchase Agreement with OFI under which OFI may invest up to $15,000,000 in our company in a series of closings, in exchange for which OFI will receive shares of our Series B Preferred Stock, at a purchase price of $1.00 per share. A change of control of our company may occur if OFI invests such maximum amount. We do not currently have any other arrangements which if consummated may result in a change of control of our company.

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2017 and 2016

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Suneet Singal, Former Chief Executive Officer(4)	2017	67,500	0	910,000	0	977,500
	2016	0	0	0	0	0
Stephen Johnson, Former Chief Financial Officer(5)	2017	182,308	0	0	0	182,308
	2016	0	0	0	0	0
Dolev Rafaeli, Former Chief Executive Officer(6)	2017	3,260,307	0	0	111,758	3,372,065
	2016	495,000	71,719	1,200,000	46,347	1,813,066
Dennis M. McGrath, Former Chief Financial Officer(7)	2017	970,284	0	0	58,698	1,028,983
	2016	395,000	52,594	316,000	45,156	808,750

(1)	The amounts shown for restricted stock awards relate to shares granted under our Amended and Restated 2005 Equity Compensation Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2016, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures.

(2)	The amounts shown for Dr. Rafaeli and Mr. McGrath relate to the bonus earned in 2016, even though such bonus may have been paid in a subsequent period. Dr. Rafaeli’s bonus of $1,200,000 and Mr. McGrath’s bonus of $316,000 remained accrued but unpaid for 2016. The amount shown for Suneet Singal represents the grant of restricted stock pursuant to a separation agreement, dated December 22, 2017, between us and Mr. Singal. This amount is equal to the aggregate grant-date fair value with respect to the award made in 2017, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R).

(3)	Includes car allowances, premiums for supplementary life and/or disability insurance, matching 401(k) plan contributions, interest payments on payout notes issued to Dr. Rafeali and Mr. McGrath, and director fees paid or earned to Dr. Rafaeli and Mr. McGrath after such persons resigned as executive officers of our company.

(4)	Mr. Singal served as our Chief Executive Officer from May 17, 2017 until January 2, 2018. Under Mr. Singal’s employment agreement, he was entitled to an annual base salary of $250,000, as well as bonuses and other equity compensation as determined by our Compensation Committee. On October 11, 2017, we entered into an amended a restated employment agreement with Mr. Singal. Under this agreement, Mr. Singal was entitled to a base salary of $250,000 per annum, payable in accordance with our normal payroll practices, provided however, that the base salary would accrue, and not be paid, until (i) the 20% Unsecured Convertible Promissory Note issued to the First Capital Real Estate Operating Partnership, L.P. by our company on July 25, 2017 had been repaid in full and (ii) Mr. Singal began working for our company on a full-time basis. In connection with Mr. Singal’s resignation, on December 22, 2017, we entered into a separation agreement with Mr. Singal, pursuant to which Mr. Singal agreed to resign and we agreed to issue to Mr. Singal 1,000,000 shares of our common stock, 333,333 shares of which vested immediately, 333,333 shares of which will vest upon the first anniversary of the separation agreement, and 333,334 shares of which will vest upon the second anniversary of the separation agreement. The parties agreed that the issuance of such shares is in lieu of any other payment that Mr. Singal may already be entitled to receive under his employment agreement.

(5)	Mr. Johnson served as our Chief Financial Officer from May 17, 2017 until January 2, 2018. Under Mr. Johnson’s employment agreement, he was entitled to an annual base salary of $300,000, as well as bonuses and other equity compensation as determined by our Compensation Committee. In connection with Mr. Johnson resignation, on December 22, 2017, we entered into a separation agreement with Mr. Johnson, pursuant to which Mr. Johnson agreed to resign and we agreed to pay to Mr. Johnson $405,432.70 in twelve (12) installments. We also agreed to pay for the health (medical, dental and/or vision) insurance policies for Mr. Johnson and his family for a period of twelve (12) months. We made the initial payment for Mr. Johnson’s separation and health benefits on January 8, 2017. On February 12, 2018, we entered into an amended and restated separation agreement with Mr. Johnson, pursuant to which we agreed to pay Mr. Johnson $122,500.64 in eleven installments as follows: the first six installments of $10,000, the following four installments of $12,500, and a final installment of $12,500.64. The first payment was made on February 15, 2018 and subsequent payments are to be made on or before the 15th day of each succeeding month, with the final installment to be paid on or before December 15, 2018. We also agreed to provide a health (medical, dental and/or vision) insurance reimbursement payment for Mr. Johnson and his family, for a period of eleven (11) months, in the agreed upon amount of $3,025 per month. In addition, we agreed to issue to Mr. Johnson 271,000 shares of Common Stock, which will be issued six months after the date of the amended and restated separation agreement. The foregoing amounts are in lieu of any other payment that Mr. Johnson may already be entitled to receive under his employment agreement.

(6)	Dr. Rafaeli resigned as our Chief Executive Officer on Mary 17, 2017. Under Dr. Rafaeli’s employment agreement, he was entitled to an annual base salary of $495,000, certain bonuses based on success in sales, as well other equity compensation as determined by our Compensation Committee. In connection with Dr. Rafaeli’s resignation, we and Dr. Rafaeli agreed to convert all compensation due under his employment agreement into a secured convertible payout note to be issued following stockholder approval. On October 12, 2017, we issued the payout note in the principal amount of $3,133,934 to Dr. Rafaeli. The payout note was due on October 12, 2018, carried a ten percent (10%) interest rate, payable monthly in arrears commencing on December 1, 2017, and was secured by a security interest in all of our assets. On December 22, 2017, we entered into the Stock Grant Agreement with Dr. Rafaeli and certain other note holders to (i) cause the early conversion of the payout note into 3,134,876 shares of our Common Stock, (ii) effectuate the release of all security interests associated with the payout note, (iii) provide for the issuance of 1,034,509 additional shares of Common Stock as consideration for the various agreements of Dr. Rafaeli contained in the Stock Grant Agreement, (iv) provide for twelve (12) monthly payments of $21,328.16 on the first of each month commencing on January 1, 2018, which amounts are equal to the interest payments that would have been made absent the conversion of the payout note, (v) obtain the agreement of the Dr. Rafaeli to provide certain support services to our company, and (vi) obtain the conditional resignation of Dr. Rafaeli from our Board of Directors. Accordingly, all of our obligations under the payout note were satisfied upon entering into the Stock Grant Agreement and the simultaneous conversion of the payout note.

(7)	Mr. McGrath resigned as our Chief Financial Officer on Mary 17, 2017. Under Mr. McGrath’s employment agreement, he was entitled to an annual base salary of $395,000, an annual bonus in an amount not less than $316,000, as well other equity compensation as determined by our Compensation Committee. In connection with Mr. McGrath’s resignation, we and Mr. McGrath agreed to convert all compensation due under his employment agreement into a secured convertible payout note to be issued following stockholder approval. On October 12, 2017, we issued the payout note in the principal amount of $977,666 to Mr. McGrath. The payout note was due on October 12, 2018, carried a ten percent (10%) interest rate, payable monthly in arrears commencing on December 1, 2017, and was secured by a security interest in all of our assets. On December 22, 2017, we entered into the Stock Grant Agreement with Mr. McGrath and certain other note holders to (i) cause the early conversion of the payout note into 977,960 shares of our Common Stock, (ii) effectuate the release of all security interests associated with the payout note, (iii) provide for the issuance of 322,727 additional shares of Common Stock as consideration for the various agreements of Mr. McGrath contained in the Stock Grant Agreement, (iv) provide for twelve (12) monthly payments of $6,653.56 on the first of each month commencing on January 1, 2018, which amounts are equal to the interest payments that would have been made absent the conversion of the payout note, (v) obtain the agreement of the Mr. McGrath to provide certain support services to our company, and (vi) obtain the conditional resignation of Mr. McGrath from our Board of Directors. Accordingly, all of our obligations under the payout note were satisfied upon entering into the Stock Grant Agreement and the simultaneous conversion of the payout note.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year ended December 31, 2017.

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Suneet Singal	0	0	0	N/A	N/A	666,667	576,667	0	N/A
Stephen Johnson	0	0	0	N/A	N/A	0	N/A	0	N/A
Dolev Rafaeli	28,000	0	0	100.00	3/18/2022	0	N/A	0	N/A
	9,500	0	0	100.00	2/28/2023	0	N/A	0	N/A
Dennis M. McGrath	1,750	0	0	31.20	6/15/19	0	N/A	0	N/A
	2,120	0	0	100.00	12/13/21	0	N/A	0	N/A
	10,020	0	0	78.00	12/13/21	0	N/A	0	N/A
	18,000	0	0	100.00	3/18/22	0	N/A	0	N/A
	7,0000	0	0	100.00	2/28/23	0	N/A	0	N/A

(1)	All options grants were under the Amended and Restated 2005 Equity Compensation Plan.

(2)	The amount shown represents the grant of restricted stock. This amount is equal to the aggregate grant-date fair value with respect to the award made, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R).

Director Compensation

Directors who are also our executive officers receive no separate compensation for serving as directors or as members of committees of our board of directors. Each other director receives an annual cash retainer of $40,000, payable quarterly and the chairman of each committee receives an additional annual fee of $10,000 for audit, $5,000 for each of compensation and nominations. The table below sets forth our non-executive officer directors’ compensation for the year ended December 31, 2017.

Name	Fees earned of paid in cash ($)	All other compensation ($)	Total ($)
Robert Froehlich(1)	28,125	0	28,125
Richard J. Leider(1)	28,125	0	28,125
Darrell C. Menthe(1)	25,000	0	25,000
Michael R. Stewart(1)	31,250	0	31,250
Lewis Pell(2)	17,100	0	17,100
Yoav Ben-Dror(2)(3)	15,200	960,134	975,334
Stephen P. Connelly(2)	17,100	0	17,100
Dennis McGrath(4)	25,000	1,003,983	1,028,983
Dolev Rafaeli(4)	25,000	3,347,065	3,372,065

(1)	New Directors compensated for the period of May 17, 2017 through December 31, 2017.

(2)	Lewis C. Pell, Yoav Ben-Dror and Stephen P. Connelly resigned from the Board effective May 17, 2017.

(3)	We and Dr. Ben-Dror agreed to convert all compensation due under his previous agreements into a secured convertible payout note to be issued following stockholder approval. On October 12, 2017, we issued the payout note in the principal amount of $1,515,000 to Dr. Ben-Dror. The payout note was due on October 12, 2018, carried a ten percent (10%) interest rate, payable monthly in arrears commencing on December 1, 2017, and was secured by a security interest in all of our assets. On December 22, 2017, we entered into the Stock Grant Agreement with Dr. Ben-Dror and certain other note holders to (i) cause the early conversion of the payout note into 1,515,455 shares of our common stock, (ii) effectuate the release of all security interests associated with the payout note, (iii) provide for the issuance of 500,100 additional shares of common stock as consideration for the various agreements of Dr. Ben-Dror contained in the Stock Grant Agreement, (iv) provide for twelve (12) monthly payments of $10,310.42 on the first of each month commencing on January 1, 2018, which amounts are equal to the interest payments that would have been made absent the conversion of the payout note, and (v) obtain the agreement of the Dr. Ben-Dror to provide certain support services to our company. Accordingly, all of our obligations under the payout note were satisfied upon entering into the Stock Grant Agreement and the simultaneous conversion of the payout note.

(4)	See Summary Compensation Table – Fiscal Years Ended December 31, 2017 and 2016

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed to you on or about [ ], 2018. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock and Series B Preferred Stock.

On April 18, 2018, our board of directors established April 18, 2018 as the Record Date for the determination of stockholders entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

FC Global Realty Incorporated

2300 Computer Drive, Building G

Willow Grove, PA 19090

Attn: Corporate Secretary

Phone: 215-619-3600

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Michele Pupach
Michele Pupach
Secretary

[ ], 2018

ANNEX A

FC GLOBAL REALTY INCORPORATED

2018 EQUITY INCENTIVE PLAN

1.          Purpose; Eligibility.

1.1.          General Purpose. The name of this plan is the FC Global Realty Incorporated 2018 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable FC Global Realty Incorporated, a Nevada corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2.          Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3.          Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards.

2.          Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award or a Performance Compensation Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

With respect to any Employee or Consultant: (a) if the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) the Incumbent Directors cease for any reason to constitute at least a majority of the Board; (c) the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (d) the acquisition by any Person of Beneficial Ownership of more than 50% (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (e) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. The foregoing notwithstanding, in no event shall a Change in Control be deemed to have occurred unless such change shall satisfy the definition of a change in control under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by IRS Notice 2007-49.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates. The foregoing notwithstanding, in no event shall a Disability be deemed to have occurred unless such disability satisfies the requirements of Section 409A of the Code.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or similar publication. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.4(d)(iv) of the Plan. “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Outside Director” means a Director who is not a current employee of the Company, is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the year, has not been an officer of the Company and does not receive remuneration from the Company, directly or indirectly, in any capacity other than as a director.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 7.4 of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and may include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; (w) achieving research and development goals and milestones; (x) achieving product commercialization goals; and (y) other criteria as may be set by the Committee from time to time.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (o) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph, provided such accelerated vesting does not violate the rules of Code Section 409A. The Committee shall, within the first 90 days of a Performance Period (or, such longer or shorter time period as the Committee shall determine) define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or such longer or shorter time period as the Committee shall determine) or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 409A of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.          Administration.

3.1.         Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan and the provisions of Section 409A of the Code, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)          to construe and interpret the Plan and apply its provisions;

(b)          to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)          to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)          to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

(e)          to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)           from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)          to determine the number of shares of Common Stock to be made subject to each Award;

(h)          to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)           to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)           to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(k)          to designate an Award (including a cash bonus) as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(l)           to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)         to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)         to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)          to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)          to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval shall be required before the repricing is effective.

3.2.         Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3.         Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4.          Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.5.          Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.          Shares Subject to the Plan.

4.1.          Subject to adjustment in accordance with Section 11, a total of 5,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2.          Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3.          Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.3 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

5.          Eligibility.

5.1.          Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2.          Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.          Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1.          Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2.          Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3.          Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4.          Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5.          Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6.          Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7.          Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event, provided such acceleration of vesting and exercisability complies with the provisions of Section 409A of the Code.

6.8.          Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9.          Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10.        Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11.        Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12.        Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.          Provisions of Awards Other Than Options.

7.1.          Stock Appreciation Rights.

(a)          General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”). All such grants shall comply with the provisions of Section 409A of the Code.

(b)          Grant Requirements. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)          Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d)          Vesting of Stock Appreciation Rights. Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event, provided such acceleration of vesting and exercisability complies with the provisions of Section 409A of the Code.

(e)          Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

(f)           Exercise Price. The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(g)          Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2.          Restricted Awards.

(a)          General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)          Restricted Stock and Restricted Stock Units.

(i)          Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)         The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)          Restrictions.

(i)          Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)         Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)        The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

(d)          Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event, provided such acceleration is consistent with the provisions of Section 409A of the Code.

(e)          Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(ii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f)          Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3.          Performance Share Awards.

(a)          Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the performance period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b)          Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

7.4.          Performance Compensation Awards.

(a)          General. The Committee shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price equal to or greater than the Fair Market Value per share of Common Stock on the Grant Date), to designate such Award as a Performance Compensation Award. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b)          Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or such shorter or longer time period as the Committee shall determine) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.4. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c)          Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or such shorter or longer time period as the Committee shall determine), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.4(c) and record the same in writing.

(d)          Payment of Performance Compensation Awards.

(i)          Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)         Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)        Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.4(d)(iv) hereof, if and when it deems appropriate.

(iv)        Use of Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section Error! Reference source not found. of the Plan.

(v)         Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.4 but in no event later than 2 1/2 months following the end of the fiscal year during which the Performance Period is completed.

8.          Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.          Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.        Miscellaneous.

10.1.        Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest, provided any such acceleration or exercisability or vesting is in compliance with the provisions of Section 409A of the Code.

10.2.        Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3.        No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4.        Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5.        Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.        Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Sections 4 and Error! Reference source not found. will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.        Effect of Change in Control.

12.1.        In the discretion of the Board and the Committee, any Award Agreement may provide, or the Board or the Committee may provide by amendment of any Award Agreement or otherwise, notwithstanding any provision of the Plan to the contrary, that in the event of a Change in Control, Options and/or Stock Appreciation Rights shall become immediately exercisable with respect to all or a specified portion of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to all or a specified portion of the shares of Restricted Stock or Restricted Stock Units.

12.2.        In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3.        The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

13.        Amendment of the Plan and Awards.

13.1.        Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2.        Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

13.3.        Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4.        No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5.        Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.        General Provisions.

14.1.        Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2.        Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.3.        Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4.        Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5.        Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program. All of such programs and procedures shall be consistent with the rules of Section 409A of the Code.

14.6.        Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7.        Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.8.        Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.9.        No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.10.      Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.11.      Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.12.      Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.13.      Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.14.      Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

14.15.      Expenses. The costs of administering the Plan shall be paid by the Company.

14.16.      Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.17.      Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.18.      Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15.        Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.        Termination or Suspension of the Plan. The Plan shall terminate automatically on April 18, 2028. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof, provided any such suspension or termination is consistent with the provisions of Section 409A of the Code. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.        Choice of Law. Except to the extent governed by Federal law, the law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of the Company on April 18, 2018.

As approved by the stockholders of the Company on April 18, 2018.